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                        INDEPENDENT AUDITORS' CONSENT


HOUSTON INDUSTRIES INCORPORATED:

We consent to the incorporation by reference in this Registration Statement of Houston Industries Incorporated on Form S-3 of our report dated February 23, 1994, appearing in the Annual Report on Form 10-K of Houston Industries Incorporated for the year ended December 31, 1993 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


DELOITTE & TOUCHE LLP

Houston, Texas
September 13, 1994